EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-122126; Form S-3 No. 333-119016; and Form S-3 No. 333-128893) of Jameson Inns, Inc. and in the related Prospectus of our report dated March 4, 2005, except for Note 13, as to which the date is March 25, 2005, with respect to the consolidated financial statements and schedules of Jameson Inns, Inc. included in this Form 10-K/A.

/s/ Ernst & Young LLP

Atlanta, Georgia

December 19, 2005